Exhibit 35.2
SERVICER COMPLIANCE STATEMENT
CAPITAL ONE MULTI-ASSET EXECUTION TRUST

Capital One Multi-asset Execution Trust
c/o Capital One Funding, LLC
1600 Capital One Drive, Room 27907-A
McLean, Virginia 22102

In connection with the Annual Report on Form 10-K of Capital One Multi-asset Execution Trust for the fiscal year ended December 31, 2023 (the “Report”), the undersigned, a duly authorized officer of Capital One Services, LLC (the “Servicer”), does hereby certify and represent that:

1. A review of the activities and performance of the Servicer under the Subservicing Agreement dated as of January 1, 2006, as amended by the First Amendment thereto, dated as of October 1, 2022, by and between Capital One, National Association and the Servicer (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.     To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreements in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 26th day of March, 2024.

CAPITAL ONE SERVICES, LLC

By:	/s/ MARK DANIEL MOUADEB

Name:	Mark Daniel Mouadeb
Title:	President, US Card